SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                 Form 8-K

             Current Report Pursuant to Section 13 or 15(d) of
                        The Securities Act of 1934

Date of Report (Date of earliest event reported):  June 25, 1997


                           EMPIRIC ENERGY, INC.
         (Exact name of registrant as specified in its charter)


         Texas                                  75-2455467
(State or other jurisdiction of                 (IRS Employer
incorporation or organization)                 Identification No.)


 8201 Preston Road, Suite 580
       Dallas, Texas                                   75225
(Address of principal executive offices)             (Zip Code)


                              (214) 265-8392
           (Registrant's telephone number, including area code)

                        10300 N. Central Expressway, Suite 426
                                 Dallas, Texas   75231
             (Former name or former address, if changed since last report)


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     The Company has entered into a letter agreement with a Texas-based energy firm to sell its working interest in its West Texas Panhandle producing properties for $300,000 cash along with a two-year option to purchase 13,500 leasehold acres for approximately $550,000. This letter agreement is subject to due diligence by both parties and it is believed that a final closing can be made by July 15, 1997.


                              Signatures

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 EMPIRIC ENERGY, INC.



                                 By: ____Clyde E. Skeen_________________
                                         Clyde E. Skeen
Date: June 25, 1997               Secretary, Treasurer (Principal Financial
                                  and Accounting Officer) and Director